UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 9, 2012
(Date of earliest event reported: October 8, 2012)

Revlon, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11178	13-3662955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
237 Park Avenue New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

(212) 527-4000
(Registrant’s telephone number, including area code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Revlon, Inc. (the “Company”) has previously disclosed the Company’s involvement in various purported class actions and a derivative shareholder action (together, the “Actions”) filed in connection with the Company’s voluntary exchange offer consummated in October 2009 (the “Exchange Offer”), most recently in its Current Report on Form 10-Q for the second quarter of 2012 (the “Q2 2012 Form 10-Q”).  The Actions are currently pending in the Court of Chancery of the State of Delaware, the Supreme Court of the State of New York, New York County and the U.S. District Court for the District of Delaware and are brought against the Company, the Company’s directors at the time of the Exchange Offer and MacAndrews & Forbes Holdings Inc. (collectively, the “Defendants”).  A more detailed description of the Actions is included in Part II, Item 1, “Legal Proceedings” and Note 12, “Contingencies” of the Q2 2012 Form 10-Q.

Although the Company continues to believe it has meritorious defenses to the asserted claims, the Defendants have agreed to the terms of a settlement and on October 8, 2012, executed settlement agreements that, if approved by the courts in which the Actions are pending, will resolve all claims in the Actions (the “Settlement”).

The Settlement provides that the Defendants will make net cash payments totaling approximately $9.2 million to settle all of the pending Actions, and full and complete releases will be provided to Defendants from all plaintiffs.

In addition, as disclosed in the Q2 2012 Form 10-Q, the Company earlier executed settlement agreements resolving similar claims as those asserted in the Actions (the “Stipulations”) with Fidelity Management & Research Company and its investment advisory affiliates (collectively “Fidelity”), as well as two other stockholders that exchanged shares in the Exchange Offer.  The Stipulations provide for additional compensation if, as here, the Settlement has more favorable terms than those set forth in the Stipulations.

As previously disclosed in the Q2 2012 Form 10-Q, in the second quarter of 2012, the Company recorded a charge of $6.7 million with respect to the Company’s then-estimated costs of resolving the Actions, including the Company’s estimate at that time of additional compensation to be paid pursuant to the Stipulations.  In addition to the charge of $6.7 million it recorded in the second quarter of 2012, the Company has recorded an additional charge of $2.2 million in the third quarter of 2012 in connection with payments to be made as a result of the Settlement, which includes the cost of additional compensation pursuant to the Stipulations.

The Settlement is subject to court approval.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVLON, INC.

	By:	/s/ Lauren Goldberg
Lauren Goldberg
Executive Vice President and General Counsel

Date: October 9, 2012

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